                                                                     Exhibit B-2
                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                               BOARD OF DIRECTORS
                                       OF
                         COLUMBIA SERVICE PARTNERS, INC.

The undersigned, being all of the directors of Columbia Service Partners, Inc., a Delaware corporation (the "Corporation"), do hereby consent and agree to the adoption of the following recital and resolutions pursuant to the authority of
Section 141(f) of the Delaware General Corporation Law, in lieu of holding a special meeting of the directors of the Corporation:

                          RESOLUTIONS AMENDING BY-LAWS

              WHEREAS, The directors of the Corporation believe it to be in the best interests of the Corporation to amend the By-Laws to change the date of the annual meeting of the stockholders and the number of directors,

              NOW, THEREFORE, BE IT RESOLVED, that Article II, Section 2, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended and restated to read as follows:

                  "Section 2. The annual meeting of the stockholders shall be held on the third Tuesday in May each year, at the hour of 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day."

              FURTHER RESOLVED, that the Board of Directors of the Corporation hereby amend the first sentence of Article III, Directors, Section 1 of the By-laws as follows:

                  "Section 1. The number of directors which shall constitute the whole Board shall be not less than two nor more than five. The number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders."

Dated as of April 1, 2002


                                                           /s/ John M. Davis
                                                           ---------------------
                                                           John M. Davis

         _______________
         This instrument was prepared by Michael E. Allen, Attorney at Law, Baker & Daniels, Suite 2700, 300 North Meridian Street, Indianapolis, Indiana 46204-1782.